Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 13, 2007, accompanying the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Hiland Partners, LP on Form 10-K for the year ended December 31, 2006.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of Hiland Partners, LP on Form S-8 (File No. 333-124071) and Amendment No. 1 to Form S-3 (File No. 333-139834).

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
March 13, 2007